EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in the Registration Statement of Fort Bend Holding Corporation on Form S-8 of our Report dated May 26, 2000, on our audit of the financial statements of the Fort Bend Federal Savings and Loan Association of Rosenberg Profit Sharing Plan and Trust as of June 21, 1999 and December 31, 1998 and for the period ended June 21, 1999 and the years ended December 31, 1998 and 1997, which report is included in this Annual Report on Form 11-K.

                                          /s/ Ham, Langston & Brezina, L.L.P.


Houston, Texas
June 28, 2000